Exhibit 32.2


Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002




The undersigned, the Chief Financial Officer of Colonial Properties Trust (the "Company"), hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the period ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report) fully complies with the requirements of
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







                                        /s/ Howard B. Nelson, Jr.
                                            ------------------------
                                            Howard B. Nelson, Jr.
                                            Chief Financial Officer
                                            November 13, 2003